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                                  EXHIBIT 23.1


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Trend Mining Company
Coeur d'Alene, Idaho


We consent to the use of our audit report dated November 13, 2000 on the financial statements of Trend Mining Company as of September 30, 1999 and 1998 and the years then ended, and the inclusion of our name under the heading "Experts" in Amendment No. 3 to the Form 10-SB Registration Statement filed with the Securities and Exchange Commission.




Williams & Webster, P.S.
Spokane, Washington

December 1, 2000